Exhibit 99.1

FOR IMMEDIATE RELEASE

Qualcomm Contact:

Warren Kneeshaw

Phone: 1-858-658-4813

e-mail: ir@qualcomm.com

Qualcomm Announces Third Quarter Fiscal 2012 Results

Revenues $4.6 Billion

GAAP EPS $0.69, Non-GAAP EPS $0.85

SAN DIEGO — July 18, 2012 — Qualcomm Incorporated (Nasdaq: QCOM), a leading developer and innovator of advanced wireless technologies, products and services, today announced results for the third quarter of fiscal 2012 ended June 24, 2012.

“Adoption of 3G and 3G/4G technologies continues around the world, driving strong year-over-year growth in our chipset and licensing businesses this quarter,” said Dr. Paul E. Jacobs, chairman and CEO of Qualcomm. “Looking forward, our growth estimates for 3G/4G device shipments in calendar 2012 have moderated slightly, and we now expect the demand profile of the calendar year to be more back-end loaded as new devices are launched for the holiday season. Although our outlook for semiconductor volumes in the fiscal fourth quarter has been reduced from our prior expectations, we are ramping supply of our 28 nanometer chipsets to help enable what we expect to be a strong December quarter for our semiconductor business.”

Third Quarter Results (GAAP)*

•	Revenues: [1] $4.63 billion, up 28 percent year-over-year (y-o-y) and down 6 percent sequentially.

•	Operating income: [1] $1.38 billion, up 24 percent y-o-y and down 9 percent sequentially.

•	Net income: [2] $1.21 billion, up 17 percent y-o-y and down 46 percent sequentially.

•	Diluted earnings per share: [2] $0.69, up 13 percent y-o-y and down 46 percent sequentially.

•	Effective tax rate: [1] 24 percent for the quarter.

•	Operating cash flow: $922 million, down 27 percent y-o-y; 20 percent of revenues.

[1]

The results of FLO TV are presented as discontinued operations. Revenues, operating expenses, operating income, earnings before tax (EBT) and effective tax rates throughout this news release are from continuing operations (i.e., before discontinued operations and the adjustment for noncontrolling interests), unless otherwise stated.

[2]

Net income and diluted earnings per share throughout this news release are attributable to Qualcomm (i.e., after discontinued operations and adjustment for noncontrolling interests), unless otherwise stated.

Qualcomm Announces Third Quarter of Fiscal 2012 Results	Page 2 of 19

•	Return of capital to stockholders: $802 million, including $429 million, or $0.25 per share, of cash dividends paid, and $373 million to repurchase 6.6 million shares of our common stock.

Non-GAAP Third Quarter Results*

Non-GAAP results exclude the Qualcomm Strategic Initiatives (QSI) segment, certain share-based compensation, certain acquisition-related items and certain tax items.

•	Revenues: $4.63 billion, up 28 percent y-o-y and down 6 percent sequentially.

•	Operating income: $1.72 billion, up 23 percent y-o-y and down 10 percent sequentially.

•	Net income: $1.49 billion, up 20 percent y-o-y and down 16 percent sequentially.

•

Diluted earnings per share: $0.85, up 16 percent y-o-y and down 16 percent sequentially. Excludes $0.01 loss per share attributable to the QSI segment, $0.12 loss per share attributable to certain share-based compensation and $0.03 loss per share attributable to certain acquisition-related items.

•	Effective tax rate: 23 percent for the quarter.

•	Free cash flow (defined as net cash from operating activities less capital expenditures): $658 million, down 43 percent y-o-y; 14 percent of revenues.

Detailed reconciliations between results reported in accordance with generally accepted accounting principles (GAAP) and Non-GAAP results are included within this news release.

* Note: The following should be considered with regard to the above results and comparisons - the second quarter of fiscal 2012 GAAP results included $761 million in earnings, net of income taxes, for discontinued operations (as a result of a $1.2 billion gain associated with the sale of substantially all of our 700 MHz spectrum), as compared to a $3 million loss, net of income taxes, for discontinued operations in the third quarter of fiscal 2012. Additionally, the third quarter of fiscal 2012 GAAP and Non-GAAP results included Qualcomm Atheros, Inc., which was acquired on May 24, 2011, as compared to the third quarter of fiscal 2011 GAAP and Non-GAAP results which only included Qualcomm Atheros, Inc. from the date of the acquisition.

Qualcomm Announces Third Quarter of Fiscal 2012 Results	Page 3 of 19

Third Quarter Key Business Metrics

•	MSMTM chip shipments: 141 million units, up 18 percent y-o-y and down 7 percent sequentially.

•	March quarter total reported device sales: approximately $47.8 billion, up 31 percent y-o-y and down 8 percent sequentially.

¡	March quarter estimated 3G/4G device shipments: approximately 206 to 211 million units, at an estimated average selling price of approximately $226 to $232 per unit.

Cash and Marketable Securities

Our cash, cash equivalents and marketable securities totaled $26.5 billion at the end of the third quarter of fiscal 2012, compared to $20.2 billion a year ago and $26.6 billion at the end of the second quarter of fiscal 2012. On July 6, 2012, we announced a cash dividend of $0.25 per share payable on September 26, 2012 to stockholders of record as of September 7, 2012. Since June 24, 2012, we repurchased and retired 11.3 million shares of our common stock for $617 million.

Research and Development

($ in millions)	Non-GAAP	QSI	Share-Based Compensation	Acquisition- Related Items	GAAP

Third quarter fiscal 2012	$832	$1	$141	$—	$974
As % of revenues	18%				21%
Third quarter fiscal 2011	$661	$1	$95	$—	$757
As % of revenues	18%				21%
Year-over-year change ($)	26%	N/M	48%	N/M	29%

N/M - Not Meaningful

Non-GAAP research and development (R&D) expenses increased 26 percent y-o-y primarily due to an increase in investments in the development of integrated circuit products (including connectivity products), next-generation technologies and other initiatives to support the acceleration of advanced wireless products and services.

Qualcomm Announces Third Quarter of Fiscal 2012 Results	Page 4 of 19

Selling, General and Administrative

($ in millions)	Non-GAAP	QSI	Share-Based Compensation	Acquisition- Related Items	GAAP

Third quarter fiscal 2012	$423	$10	$104	$7	$544
As % of revenues	9%				12%
Third quarter fiscal 2011	$365	$8	$84	$18	$475
As % of revenues	10%				13%
Year-over-year change ($)	16%	N/M	24%	N/M	15%

N/M - Not Meaningful

Non-GAAP selling, general and administrative (SG&A) expenses increased 16 percent y-o-y primarily due to increases in costs relating to legal matters, employee-related expenses and patent-related expenses.

Effective Income Tax Rates

Our estimated fiscal 2012 effective income tax rates increased to approximately 20 percent for both GAAP and Non-GAAP, as compared to our prior estimates of approximately 18 percent for GAAP and approximately 18 to 19 percent for Non-GAAP, primarily due to changes in our estimates related to foreign earnings taxed at rates that are less than the United States federal tax rate. As a result, the third quarter GAAP tax rate of 24 percent and Non-GAAP tax rate of 23 percent were higher than the expected annual effective tax rates.

Qualcomm Strategic Initiatives

The QSI segment makes strategic investments, many of which are in early-stage companies, and holds wireless spectrum. QSI also includes the discontinued operations of our FLO TV business. GAAP results for the third quarter of fiscal 2012 included a $0.01 loss per share for the QSI segment.

Business Outlook

The following statements are forward looking, and actual results may differ materially. The “Note Regarding Forward-Looking Statements” in this news release provides a description of certain risks that we face, and our annual and quarterly reports on file with the Securities and Exchange Commission (SEC) provide a more complete description of risks.

Qualcomm Announces Third Quarter of Fiscal 2012 Results	Page 5 of 19

Our outlook does not include provisions for future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as realized investment and certain derivative gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our business outlook to the extent they are reasonably certain; however, actual results may vary materially from the business outlook.

The following table summarizes GAAP and Non-GAAP guidance based on the current business outlook. The Non-GAAP business outlook presented below is consistent with the presentation of Non-GAAP results included elsewhere herein.

Qualcomm Announces Third Quarter of Fiscal 2012 Results	Page 6 of 19

Qualcomm’s Business Outlook Summary

FOURTH FISCAL QUARTER
	Q4 FY11 Results	Current Guidance Q4 FY12 Estimates
Revenues	$4.12B	$4.45B - $4.85B
Year-over-year change		increase 8% - 18%
Non-GAAP Diluted earnings per share (EPS)	$0.80	$0.78 - $0.84
Year-over-year change		decrease 3% - increase 5%
Diluted EPS attributable to QSI	($0.01)	$0.01
Diluted EPS attributable to share-based compensation	($0.12)	($0.13)
Diluted EPS attributable to acquisition-related items	($0.07)	($0.04)
Diluted EPS attributable to tax items	$0.02	n/a
GAAP Diluted EPS	$0.62	$0.62 - $0.68
Year-over-year change		even - increase 10%
Metrics
MSM chip shipments	127M	134M - 142M
Year-over-year change		increase 6% - 12%
Total reported device sales (1)	approx. $39.1B*	approx. $43.5B - $47.5B*
Year-over-year change		increase 11% - 21%
*Est.sales in June quarter, reported in September quarter

FISCAL YEAR
	FY 2011 Results	Prior Guidance FY 2012 Estimates (2)	Current Guidance FY 2012 Estimates (2)
Revenues	$14.96B	$18.7B - $19.7B	$18.7B - $19.1B
Year-over-year change		increase 25% - 32%	increase 25% - 28%
Non-GAAP Diluted EPS	$3.20	$3.61 - $3.76	$3.61 - $3.67
Year-over-year change		increase 13% - 18%	increase 13% - 15%
Diluted EPS attributable to QSI	($0.23)	$0.39	$0.40
Diluted EPS attributable to share-based compensation	($0.37)	($0.46)	($0.47)
Diluted EPS attributable to acquisition-related items	($0.12)	($0.13)	($0.13)
Diluted EPS attributable to tax items	$0.04	n/a	n/a
GAAP Diluted EPS	$2.52	$3.41 - $3.56	$3.41 - $3.47
Year-over-year change		increase 35% - 41%	increase 35% - 38%
Metrics
Est. fiscal year* 3G/4G device average selling price range (1)	approx. $203 - $209	approx. $207 - $217	approx. $216 - $222
*Shipments in Sept. to June quarters, reported in Dec. to Sept. quarters

CALENDAR YEAR Device Estimates (1)
	Calendar 2011 Estimates	Prior Guidance Calendar 2012 Estimates	Current Guidance Calendar 2012 Estimates
Est. 3G/4G device shipments
March quarter	approx. 170M - 174M	not provided	approx. 206M - 211M
June quarter	approx. 187M - 191M	not provided	not provided
September quarter	approx. 191M - 195M	not provided	not provided
December quarter	approx. 239M - 243M	not provided	not provided
Est. calendar year range (approx.)	787M - 803M	885M - 945M	875M - 935M
Est. calendar year midpoint (approx.) (3)	795M	915M	905M

(1)	Total reported device sales is the sum of all reported sales in U.S. dollars (as reported to us by our licensees) of all licensed CDMA-based, OFDMA-based and multimode CDMA/OFDMA subscriber devices (including handsets, modules, modem cards and other subscriber devices) by our licensees during a particular period (collectively, 3G/4G devices). The reported quarterly estimated ranges of average selling prices (ASPs) and unit shipments are determined based on the information as reported to us by our licensees during the relevant period and our own estimates of the selling prices and unit shipments for licensees that do not provide such information. Not all licensees report sales, selling prices and/or unit shipments the same way (e.g., some licensees report selling prices net of permitted deductions, such as transportation, insurance and packing costs, while other licensees report selling prices and then identify the amount of permitted deductions in their reports), and the way in which licensees report such information may change from time to time. Total reported device sales, estimated unit shipments and estimated ASPs for a particular period may include prior period activity that was not reported by the licensee until such particular period.
(2)	Fiscal 2012 guidance for QSI and GAAP includes $0.44 diluted earnings per share related to a $1.2 billion gain associated with the sale of substantially all of our 700 MHz spectrum, which was recognized in discontinued operations in the second quarter of fiscal 2012 and was excluded from Non-GAAP results.
(3)	The midpoints of the estimated calendar year ranges are identified for comparison purposes only and do not indicate a higher degree of confidence in the midpoints.

Sums may not equal totals due to rounding.

Qualcomm Announces Third Quarter of Fiscal 2012 Results	Page 7 of 19

Results of Business Segments

The following table reconciles our Non-GAAP results to our GAAP results (in millions, except per share data):

SEGMENTS	QCT	QTL	QWI	Non-GAAP Reconciling Items (1)	Non-GAAP (2)	QSI (2)	Share-Based Compensation (2)	Acquisition- Related Items (2) (3)	Tax Items	GAAP
Q3 - FISCAL 2012
Revenues	$2,869	$1,593	$160	$4	$4,626	$-	$-	$-	$-	$4,626
Change from prior year	31%	27%	(2%)	N/M	28%					28%
Change from prior quarter	(6%)	(8%)	1%	N/M	(6%)					(6%)
Operating income (loss)					$1,718	($11)	($264)	($61)	$-	$1,382
Change from prior year					23%	(10%)	(37%)	21%		24%
Change from prior quarter					(10%)	88%	(10%)	(7%)		(9%)
EBT	$472	$1,407	($6)	$49	$1,922	($16)	($264)	($61)	$-	$1,581
Change from prior year	10%	29%	N/M	N/M	22%	47%	(37%)	21%		24%
Change from prior quarter	(21%)	(9%)	N/M	N/M	(10%)	84%	(10%)	(7%)		(9%)
EBT as % of revenues	16%	88%	N/M	N/M	42%					34%
Discontinued operations, net of tax (4)					$-	($3)	$-	$-	$-	($3)
Net income (loss)					$1,486	($11)	($210)	($58)	$-	$1,207
Change from prior year					20%	N/M	(43%)	21%	N/M	17%
Change from prior quarter					(16%)	N/M	(14%)	(12%)	N/A	(46%)
Diluted EPS					$0.85	($0.01)	($0.12)	($0.03)	$-	$0.69
Change from prior year					16%	N/M	(33%)	25%	N/M	13%
Change from prior quarter					(16%)	N/M	(9%)	0%	N/A	(46%)
Diluted shares used					1,758	1,758	1,758	1,758	1,758	1,758
Q2 - FISCAL 2012
Revenues	$3,059	$1,723	$159	$2	$4,943	$-	$-	$-	$-	$4,943
Operating income (loss)					1,900	(89)	(240)	(57)	-	1,514
EBT	$599	$1,540	($10)	$1	2,130	(99)	(240)	(57)	-	1,734
Discontinued operations, net of tax (4)					-	761	-	-	-	761
Net income (loss)					1,759	707	(184)	(52)	-	2,230
Diluted EPS					$1.01	$0.41	($0.11)	($0.03)	$-	$1.28
Diluted shares used					1,743	1,743	1,743	1,743	1,743	1,743
Q3 - FISCAL 2011
Revenues	$2,194	$1,257	$164	$8	$3,623	$-	$-	$-	$-	$3,623
Operating income (loss)					1,393	(10)	(193)	(77)	-	1,113
EBT	$430	$1,092	($13)	$65	1,574	(30)	(193)	(77)	-	1,274
Discontinued operations, net of tax (4)					-	44	-	-	-	44
Net income (loss)					1,240	19	(147)	(73)	(4)	1,035
Diluted EPS					$0.73	$0.01	($0.09)	($0.04)	$0.00	$0.61
Diluted shares used					1,709	1,709	1,709	1,709	1,709	1,709
Q4 - FISCAL 2011
Revenues	$2,587	$1,361	$163	$6	$4,117	$-	$-	$-	$-	$4,117
Operating income (loss)					1,624	(9)	(252)	(125)	-	1,238
EBT	$569	$1,193	($5)	($20)	1,737	(34)	(252)	(125)	-	1,326
Discontinued operations, net of tax (4)					-	(5)	(1)	-	-	(6)
Net income (loss)					1,372	(22)	(214)	(120)	40	1,056
Diluted EPS					$0.80	($0.01)	($0.12)	($0.07)	$0.02	$0.62
Diluted shares used					1,716	1,716	1,716	1,716	1,716	1,716

Qualcomm Announces Third Quarter of Fiscal 2012 Results	Page 8 of 19

SEGMENTS	QCT	QTL	QWI	Non-GAAP Reconciling Items (1)	Non-GAAP (2)	QSI (2)	Share-Based Compensation (2)	Acquisition - Related Items (2) (3)	Tax Items	GAAP
9 MONTHS - FISCAL 2012
Revenues	$9,012	$4,755	$471	$13	$14,251	$ -	$ -	$ -	$ -	$14,251
Change from prior year	44%	17%	(4%)	N/M	31%					31%
Operating income (loss)					$5,489	($112)	($751)	($178)	$-	$4,448
Change from prior year					23%	N/M	(34%)	N/M		17%
EBT	$1,810	$4,215	($15)	$105	$6,115	($149)	($751)	($178)	-	$5,037
Change from prior year	22%	18%	N/M	N/M	20%	(54%)	(34%)	N/M		15%
EBT as % of revenues	20%	89%	N/M	N/M	43%					35%
Discontinued operations, net of tax (4)					$-	$754	$(1)	$-	$-	$753
Net income (loss)					$4,917	$675	($589)	($165)	$-	$4,838
Change from prior year					22%	N/M	(44%)	N/M	N/M	51%
Diluted EPS					$2.83	$0.39	($0.34)	($0.09)	$-	$2.78
Change from prior year					18%	N/M	(42%)	N/M	N/M	46%
Diluted shares used					1,740	1,740	1,740	1,740	1,740	1,740
9 MONTHS - FISCAL 2011
Revenues	$6,272	$4,061	$493	$14	$10,840	$-	$-	$-	$-	$10,840
Operating income (loss)					4,461	(28)	(561)	(83)	-	3,789
EBT	$1,487	$3,559	($147)	$205	5,104	(97)	(561)	(83)	-	4,363
Discontinued operations, net of tax (4)					-	(303)	(4)	-	-	(307)
Net income (loss)					4,036	(364)	(410)	(79)	21	3,204
Diluted EPS					$2.40	($0.22)	($0.24)	($0.05)	$0.01	$1.90
Diluted shares used					1,682	1,682	1,682	1,682	1,682	1,682
12 MONTHS - FISCAL 2011
Revenues	$8,859	$5,422	$656	$20	$14,957	$-	$-	$-	$-	$14,957
Operating income (loss)					6,084	(37)	(813)	(208)	-	5,026
EBT	$2,056	$4,753	($152)	$183	6,840	(132)	(813)	(208)	-	5,687
Discontinued operations, net of tax (4)					-	(308)	(5)	-	-	(313)
Net income (loss)					5,407	(385)	(624)	(200)	62	4,260
Diluted EPS					$3.20	($0.23)	($0.37)	($0.12)	$0.04	$2.52
Diluted shares used					1,691	1,691	1,691	1,691	1,691	1,691

(1)	Non-GAAP reconciling items related to revenues consist primarily of other nonreportable segment revenues less intersegment eliminations. Non-GAAP reconciling items related to earnings before taxes consist primarily of certain costs of equipment and services revenues, research and development expenses, sales and marketing expenses, other operating expenses and certain investment income or losses and interest expense that are not allocated to the segments for management reporting purposes; nonreportable segment results; and the elimination of intersegment profit.
(2)	At fiscal year end, the sum of the quarterly tax provision (benefit) for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and starting in fiscal 2012, this difference is allocated to tax provisions (benefits) among the columns. In interim quarters of prior years, it was included in QSI because variability in QSI results was considered the primary driver of the difference.
(3)	In addition to our historical practice of excluding acquired in-process research and development expenses, starting with acquisitions completed in the third quarter of fiscal 2011, Non-GAAP results also exclude other items related to acquisitions. During fiscal 2012, acquisition-related items consisted of amortization of certain intangible assets.
(4)	During fiscal 2011, we shut down the FLO TV business and network. The results of FLO TV are presented as discontinued operations.

N/M	– Not Meaningful
N/A	– Not Applicable

Sums may not equal totals due to rounding.

Qualcomm Announces Third Quarter of Fiscal 2012 Results	Page 9 of 19

Conference Call

Qualcomm’s third quarter of fiscal 2012 earnings conference call will be broadcast live on July 18, 2012, beginning at 1:45 p.m. Pacific Time (PT) at www.qualcomm.com/investor. This conference call will include a discussion of “Non-GAAP financial measures” as defined in Regulation G. The most directly comparable GAAP financial measures and GAAP reconciliation information, as well as the other material financial and statistical information to be discussed on the conference call, will be posted at www.qualcomm.com/investor immediately prior to commencement of the call. An audio replay will be available at www.qualcomm.com/investor and via telephone for 30 days shortly following the live call. To listen to the replay via telephone, U.S. callers may dial (855) 859-2056, and international callers may dial (404) 537-3406. Callers should use reservation number 94423621.

Note Regarding Use of Non-GAAP Financial Measures

The Non-GAAP financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, the Company’s measure of Non-GAAP results might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP results are presented herein.

The Company uses Non-GAAP financial information (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the Qualcomm CDMA Technologies, Qualcomm Technology Licensing and Qualcomm Wireless & Internet segments; and (iii) to compare the performance and efficiency of these segments against each other and against competitors outside the Company. Non-GAAP measurements of the following financial data are used by the Company: revenues, cost of revenues, R&D expenses, SG&A expenses, other operating expenses, operating income (loss), net investment income (loss), income (loss) before income taxes, effective tax rate, net income (loss), diluted earnings (loss) per share, operating cash flow and free cash flow. The Company is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using Non-GAAP information. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on Non-GAAP financial measures applicable to the Company and its business segments. The Company presents Non-GAAP financial information to provide greater transparency to investors with respect to its use of such information in financial and operational decision-making.

Qualcomm Announces Third Quarter of Fiscal 2012 Results	Page 10 of 19

Non-GAAP information used by management excludes the QSI segment, certain share-based compensation, certain acquisition-related items and certain tax items. The QSI segment is excluded because the Company expects to exit its strategic investments at various times, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed by management as unrelated to the Company’s operational performance. Certain share-based compensation is excluded because management has concluded that such expenses should not be considered when assessing operational performance as they are deemed to be unrelated to the operating activities of the Company’s ongoing core businesses. Further, share-based compensation expense relates primarily to restricted stock and stock option awards. The fair values of share-based awards are affected by factors that are variable on each grant date, which may include the Company’s stock price, stock market volatility, expected award life, risk-free interest rates and expected dividend payouts in future years. In addition to its historical practice of excluding acquired in-process research and development expenses from Non-GAAP results, the Company began excluding amortization of certain intangible assets, recognition of the step-up of inventories to fair value and the related tax effects of these items starting with acquisitions completed in the third quarter of fiscal 2011, as well as any tax effects of restructuring the ownership of such acquired assets. These certain acquisition-related items are excluded and no longer allocated to the Company’s segments because management has concluded that such expenses should not be considered when assessing segment performance as they are deemed to be unrelated to the operating activities of the Company’s ongoing core businesses. In addition, these charges are significantly impacted by the size and timing of acquisitions, potentially obscuring period to period comparisons of the Company’s operating businesses. Certain tax items that were recorded in each fiscal year presented, but that were unrelated to the fiscal year in which they were recorded, are excluded in order to provide a clearer understanding of the Company’s ongoing Non-GAAP tax rate and after tax earnings. However, the Company excludes any benefit resulting from the retroactive extensions of the federal R&D tax credit from Non-GAAP results because the Company does not include the potential extension of the credit in its business outlook due to uncertainty as to whether and when the federal R&D tax credit will be retroactively extended.

Qualcomm Announces Third Quarter of Fiscal 2012 Results	Page 11 of 19

The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, to facilitate an understanding of the amount of cash flow generated that is available to grow its business and to create long-term stockholder value. The Company believes that this presentation is useful in evaluating its operating performance and financial strength. In addition, management uses this measure to evaluate the Company’s performance and to compare its operating performance with other companies in the industry.

About Qualcomm

Qualcomm Incorporated (Nasdaq: QCOM) is a world leader in 3G and next-generation mobile technologies. For more than 25 years, Qualcomm ideas and inventions have driven the evolution of digital communications, linking people everywhere more closely to information, entertainment and each other. For more information, visit www.qualcomm.com.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding the global adoption of 3G and 3G/4G technologies; the growth of 3G/4G device shipments in calendar 2012; expectations for the demand profile of the calendar year; expectations for the fourth fiscal quarter and December quarter for the Company’s semiconductor business; the Company’s business outlook; and estimates and guidance related to revenues, GAAP and Non-GAAP diluted earnings per share, effective income tax rates, MSM chip shipments, 3G/4G device shipments, device sales and 3G/4G device average selling price ranges. Forward-looking statements are generally identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “guidance” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to risks associated with the commercial deployment of, and demand for, our technologies in communications products and services; the uncertainty of global economic conditions and their potential impacts on demand for our products, services or applications and on the value of our marketable securities; competition; our dependence on a small number of customers and licensees; attacks on our licensing business model, including results of current and future litigation and arbitration proceedings, as well as actions of governmental or quasi-governmental bodies, and the costs we incur in connection therewith, including potentially damaged relationships with customers and operators who may be

Qualcomm Announces Third Quarter of Fiscal 2012 Results	Page 12 of 19

impacted by the results of these proceedings; our dependence on third-party suppliers, including the potential impact of supply constraints; the commercial success of our QMT division’s IMOD display technology; foreign currency fluctuations; strategic investments and transactions we have or may pursue, including our investment in the BWA spectrum in India; and failures and defects or errors in our products and services or in the products of our customers. These and other risks are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2011 and Quarterly Report on Form 10-Q for the fiscal quarter ended June 24, 2012 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

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Qualcomm Announces Third Quarter of Fiscal 2012 Results	Page 13 of 19

Qualcomm Incorporated

Supplemental Information for the Three Months Ended June 24, 2012

(Unaudited)

	Non-GAAP Results	QSI		Share-Based Compensation	Acquisition- Related Items (a)	GAAP Results
($ in millions, except per share data)

Cost of equipment and services revenues	$1,646	$-		$19	$54	$1,719

R&D	832	1		141	-	974

SG&A	423	10		104	7	544

Other operating expenses	7	-		-	-	7

Operating income (loss)	1,718	(11)		(264)	(61)	1,382

Investment income (loss), net	$204 (b)	$(5)	(c)	$-	$-	$199

Tax rate	23%	25%		20%	5%	24%

Net income (loss)	$1,486	$(11)		$(210)	$(58)	$1,207

Diluted earnings (loss) per share (EPS)	$0.85	$(0.01)		$(0.12)	$(0.03)	$0.69

Operating cash flow	$972	$(21)		$(29)	$-	$922
Operating cash flow as % of revenues	21%	N/A		N/A	N/A	20%

Free cash flow (d)	$658	$(106)		$(29)	$-	$523
Free cash flow as % of revenues	14%	N/A		N/A	N/A	11%

(a)	During the third quarter of fiscal 2012, acquisition-related items consisted of amortization of certain intangible assets.
(b)	Included $149 million in interest and dividend income related to cash, cash equivalents and marketable securities, which were not part of our strategic investments, $68 million in net realized gains on investments and $9 million in gains on derivatives, partially offset by $19 million in other-than-temporary losses on investments and $3 million in interest expense.
(c)	Included $15 million in interest expense, $2 million in other-than-temporary losses on investments and $1 million of equity in losses of investees, partially offset by $7 million in interest and dividend income related to cash, cash equivalents and marketable securities, $4 million in gains on derivatives and $2 million in net realized gains on investments.
(d)	Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the “Reconciliation of Non-GAAP Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and Other Supplemental Disclosures” for the three months ended June 24, 2012 included herein.

N/A	– Not Applicable

Sums may not equal totals due to rounding.

Qualcomm Announces Third Quarter of Fiscal 2012 Results	Page 14 of 19

Qualcomm Incorporated

Supplemental Information for the Nine Months Ended June 24, 2012

(Unaudited)

	Non-GAAP Results	QSI	Share-Based Compensation	Acquisition- Related Items (a)	GAAP Results
($ in millions, except per share data)

Cost of equipment and services revenues	$5,043	$-	$55	$157	$5,255

R&D	2,401	6	394	-	2,801

SG&A	1,295	25	302	21	1,643

Other operating expenses	23	81 (b)	-	-	104

Operating income (loss)	5,489	(112)	(751)	(178)	4,448

Investment income (loss), net	$626 (c)	$(37) (d)	$-	$-	$589

Tax rate	20%	19%	22%	7%	20%

Net income (loss)	$4,917	$675	$(589)	$(165)	$4,838

Diluted earnings (loss) per share (EPS)	$2.83	$0.39	$(0.34)	$(0.09)	$2.78

Operating cash flow	$4,906	$(190)	$(127)	$-	$4,589
Operating cash flow as % of revenues	34%	N/A	N/A	N/A	32%

Free cash flow (e)	$3,957	$(275)	$(127)	$-	$3,555
Free cash flow as % of revenues	28%	N/A	N/A	N/A	25%

(a)	During fiscal 2012, acquisition-related items consisted of amortization of certain intangible assets.
(b)	QSI results for the first nine months of fiscal 2012 included $81 million in other operating expenses associated with a payment made to the Indian government in connection with the issuance of the BWA spectrum license.
(c)	Included $413 million in interest and dividend income related to cash, cash equivalents and marketable securities, which were not part of our strategic investments, $185 million in net realized gains on investments, $79 million in gains on derivatives (primarily due to gains from put options sold as part of our stock repurchase program) and $1 million of equity in earnings of investees, partially offset by $44 million in other-than-temporary losses on investments and $8 million in interest expense.
(d)	Included $66 million in interest expense, $20 million in other-than-temporary losses on investments and $6 million of equity in losses of investees, partially offset by $29 million in net realized gains on investments, $18 million in interest and dividend income related to cash, cash equivalents and marketable securities and $8 million in gains on derivatives.
(e)	Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the “Reconciliation of Non-GAAP Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and Other Supplemental Disclosures” for the nine months ended June 24, 2012, included herein.

N/A	– Not Applicable

Sums may not equal totals due to rounding.

Qualcomm Announces Third Quarter of Fiscal 2012 Results	Page 15 of 19

Qualcomm Incorporated

Reconciliation of Non-GAAP Free Cash Flows to

Net Cash Provided by Operating Activities (GAAP)

and Other Supplemental Disclosures

(In millions)

(Unaudited)

	Three Months Ended June 24, 2012
	Non-GAAP	QSI	Share-Based Compensation		GAAP
Net cash provided (used) by operating activities	$972	$(21)	$(29	) (a)	$922
Less: capital expenditures	(314)	(85)	—		(399)

Free cash flow	$658	$(106)	$(29)		$523

Revenues	$4,626	$—	$—		$4,626
Free cash flow as % of revenues	14%	N/A	N/A		11%

Other supplemental cash disclosures:
Cash transfers from QSI (b)	$132	$(132)	$—		$—
Cash transfers to QSI (c)	(137)	137	—		—

Net cash transfers	$(5)	$5	$—		$—

	Nine Months Ended June 24, 2012
	Non-GAAP	QSI	Share-Based Compensation		GAAP
Net cash provided (used) by operating activities	$4,906	$(190)	$(127	) (a)	$4,589
Less: capital expenditures	(949)	(85)	—		(1,034)

Free cash flow	$3,957	$(275)	$(127)		$3,555

Revenues	$14,251	$—	$—		$14,251
Free cash flow as % of revenues	28%	N/A	N/A		25%

Other supplemental cash disclosures:
Cash transfers from QSI (d)	$2,098	$(2,098)	$—		$—
Cash transfers to QSI (c)	(355)	355	—		—

Net cash transfers	$1,743	$(1,743)	$—		$—

	Three Months Ended June 26, 2011
	Non-GAAP	QSI	Share-Based Compensation		GAAP
Net cash provided (used) by operating activities	$1,379	$(80)	$(35	) (a)	$1,264
Less: capital expenditures	(219)	—	—		(219)

Free cash flow	$1,160	$(80)	$(35)		$1,045

	Nine Months Ended June 26, 2011
	Non-GAAP	QSI	Share-Based Compensation		GAAP
Net cash provided (used) by operating activities	$3,532	$(285)	$(167	) (a)	$3,080
Less: capital expenditures	(394)	(6)	—		(400)

Free cash flow	$3,138	$(291)	$(167)		$2,680

(a)	Incremental tax benefits from stock options exercised during the period.
(b)	Primarily cash from issuance of subsidiary shares to noncontrolling interest and borrowings under loans and debentures.
(c)	Primarily funding for strategic debt and equity investments, other investing activities and QSI operating and capital expenditures.
(d)	Primarily cash from sale of wireless spectrum, issuance of subsidiary shares to noncontrolling interest, borrowings under loans and debentures and sale of equity securities.

N/A - Not Applicable

Qualcomm Announces Third Quarter of Fiscal 2012 Results	Page 16 of 19

Qualcomm Incorporated

Reconciliation of Non-GAAP Tax Rates to GAAP Tax Rates (a)

(in millions)

(Unaudited)

	Three Months Ended June 24, 2012
	Non-GAAP Results	QSI	Share-Based Compensation	Acquisition- Related Items	GAAP Results

Income (loss) from continuing operations before income taxes	$1,922	$(16)	$(264)	$(61)	$1,581
Income tax (expense) benefit	(436)	4	54	3	(375)

Income (loss) from continuing operations	$1,486	$(12)	$(210)	$(58)	$1,206

Tax rate	23%	25%	20%	5%	24%

	Nine Months Ended June 24, 2012
	Non-GAAP Results	QSI	Share-Based Compensation	Acquisition- Related Items	GAAP Results

Income (loss) from continuing operations before income taxes	$6,115	$(149)	$(751)	$(178)	$5,037
Income tax (expense) benefit	(1,198)	29	163	13	(993)

Income (loss) from continuing operations	$4,917	$(120)	$(588)	$(165)	$4,044

Tax rate	20%	19%	22%	7%	20%

(a)	At fiscal year end, the sum of the quarterly tax provision (benefit) for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is allocated to tax provisions (benefits) among the columns.

Sums may not equal totals due to rounding.

Qualcomm Announces Third Quarter of Fiscal 2012 Results	Page 17 of 19

Qualcomm Incorporated

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except per share data)

(Unaudited)

	June 24, 2012	September 25, 2011
ASSETS
Current assets:
Cash and cash equivalents	$3,412	$5,462
Marketable securities	9,983	6,190
Accounts receivable, net	1,250	993
Inventories	820	765
Deferred tax assets	512	537
Other current assets	400	346

Total current assets	16,377	14,293
Marketable securities	13,152	9,261
Deferred tax assets	1,677	1,703
Assets held for sale	—	746
Property, plant and equipment, net	2,888	2,414
Goodwill	3,843	3,432
Other intangible assets, net	3,845	3,099
Other assets	663	1,474

Total assets	$42,445	$36,422

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$1,116	$969
Payroll and other benefits related liabilities	608	644
Unearned revenues	547	610
Loans and debentures	968	994
Other current liabilities	2,277	2,072

Total current liabilities	5,516	5,289
Unearned revenues	3,809	3,541
Other liabilities	515	620

Total liabilities	9,840	9,450

Stockholders’ equity:
Qualcomm stockholders’ equity:
Preferred stock, $0.0001 par value; 8 shares authorized; none outstanding	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,712 and 1,681 shares issued and outstanding, respectively	—	—
Paid-in capital	12,096	10,394
Retained earnings	19,868	16,204
Accumulated other comprehensive income	620	353

Total Qualcomm stockholders’ equity	32,584	26,951
Noncontrolling interests	21	21

Total stockholders’ equity	32,605	26,972

Total liabilities and stockholders’ equity	$42,445	$36,422

Qualcomm Announces Third Quarter of Fiscal 2012 Results	Page 18 of 19

Qualcomm Incorporated

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 24, 2012	June 26, 2011	June 24, 2012	June 26, 2011

Revenues:
Equipment and services	$2,948	$2,297	$9,253	$6,550
Licensing	1,678	1,326	4,998	4,290

Total revenues	4,626	3,623	14,251	10,840

Operating expenses:
Cost of equipment and services revenues	1,719	1,278	5,255	3,380
Research and development	974	757	2,801	2,144
Selling, general and administrative	544	475	1,643	1,413
Other	7	—	104	114

Total operating expenses	3,244	2,510	9,803	7,051

Operating income	1,382	1,113	4,448	3,789

Investment income, net	199	161	589	574

Income from continuing operations before income taxes	1,581	1,274	5,037	4,363
Income tax expense	(375)	(289)	(993)	(862)

Income from continuing operations	1,206	985	4,044	3,501
Discontinued operations, net of income taxes	(3)	44	753	(307)

Net income	1,203	1,029	4,797	3,194
Net loss attributable to noncontrolling interests	4	6	41	10

Net income attributable to Qualcomm	$1,207	$1,035	$4,838	$3,204

Basic earnings (loss) per share attributable to Qualcomm:
Continuing operations	$0.70	$0.59	$2.40	$2.13
Discontinued operations	—	0.03	0.45	(0.19)

Net income	$0.70	$0.62	$2.85	$1.94

Diluted earnings (loss) per share attributable to Qualcomm:
Continuing operations	$0.69	$0.58	$2.35	$2.09
Discontinued operations	—	0.03	0.43	(0.19)

Net income	$0.69	$0.61	$2.78	$1.90

Shares used in per share calculations:
Basic	1,715	1,673	1,699	1,650

Diluted	1,758	1,709	1,740	1,682

Dividends per share announced	$0.250	$0.215	$0.680	$0.595

Qualcomm Announces Third Quarter of Fiscal 2012 Results	Page 19 of 19

Qualcomm Incorporated

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 24, 2012	June 26, 2011	June 24, 2012	June 26, 2011
Operating Activities:
Net income	$1,203	$1,029	$4,797	$3,194
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	221	185	640	820
Gain on sale of spectrum	—	—	(1,179)	—
Goodwill impairment	7	—	23	114
Revenues related to non-monetary exchanges	(31)	(31)	(92)	(93)
Income tax provision (less than) in excess of income tax payments	(261)	116	239	(1,218)
Non-cash portion of share-based compensation expense	264	193	752	568
Incremental tax benefit from stock options exercised	(29)	(35)	(127)	(167)
Net realized gains on marketable securities and other investments	(70)	(73)	(214)	(304)
Gains on derivative instruments	(13)	(1)	(87)	(1)
Other items, net	44	16	90	50
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(54)	(2)	(249)	21
Inventories	(32)	38	(53)	(43)
Other assets	(21)	(17)	(31)	(36)
Trade accounts payable	(90)	(46)	197	(191)
Payroll, benefits and other liabilities	(151)	(59)	(412)	210
Unearned revenues	(65)	(49)	295	156

Net cash provided by operating activities	922	1,264	4,589	3,080

Investing Activities:
Capital expenditures	(399)	(219)	(1,034)	(400)
Purchases of available-for-sale securities	(4,768)	(2,426)	(11,804)	(8,271)
Proceeds from sale of available-for-sale securities	2,231	3,888	5,774	9,355
Purchase of trading securities	(641)	—	(2,280)	—
Proceeds from sale of trading securities	646	—	1,297	—
Proceeds from sale of spectrum	—	—	1,925	—
Acquisitions and other investments, net of cash acquired	(348)	(3,136)	(677)	(3,225)
Other items, net	(23)	(45)	(76)	(22)

Net cash used by investing activities	(3,302)	(1,938)	(6,875)	(2,563)

Financing Activities:
Borrowing under loans and debentures	478	—	710	1,260
Repayment of loans payable	(440)	—	(591)	(1,260)
Proceeds from issuance of common stock	223	368	1,358	2,392
Incremental tax benefit from stock options exercised	29	35	127	167
Proceeds from issuance of subsidiary shares of noncontrolling interests	85	—	85	62
Repurchase and retirement of common stock	(373)	—	(472)	—
Dividends paid	(429)	(360)	(1,158)	(985)
Change in obligation under securities lending	242	12	203	42
Other items, net	(2)	(2)	(2)	(6)

Net cash (used) provided by financing activities	(187)	53	260	1,672

Effect of exchange rate changes on cash	(19)	—	(24)	10

Net (decrease) increase in cash and cash equivalents	(2,586)	(621)	(2,050)	2,199
Cash and cash equivalents at beginning of period	5,998	6,367	5,462	3,547

Cash and cash equivalents at end of period	$3,412	$5,746	$3,412	$5,746